Exhibit 10.2
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS, WERE OMITTED BECAUSE THOSE PORTIONS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT					1. Contract ID Code	Page 1 of 12
Firm Fixed Price
2. Amendment/Modification No.		3. Effective Date		4. Requisition/Purchase Req No.	5. Project No. (If applicable)
	P00005	2021SEP14		SEE SCHEDULE
6. Issued By		Code	W58P05	7. Administered By (If other than Item 6)		Code
U.S. ACC, APG , NCD NATICK, MA 01760-5011 EMAIL:
8. Name And Address Of Contractor (No., Street, City, County, State and Zip Code)				☐	9A. Amendment Of Solicitation No.
REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER RD TARRYTOWN, NY 10591-6717
9B. Dated (See Item 11)
				☒	10A. Modification Of Contract/Order No.
W15QKN-21-C-0014
10B. Dated (See Item 13)
Code	544P9	Facility Code			2021JAN12
11.    THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐    The above numbered solicitation is amended as set forth in item 14. The hour and date specified for receipt of Offers
☐    is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:
(a) By completing items 8 and 15, and returning     _ copies of the amendments: (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE
SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12.    Accounting And Appropriation Data (If required)
SEE SECTION G (IF APPLICABLE)
13.    THIS ITEM ONLY APPLIES TO MODIFICATIONS OF CONTRACTS/ORDERS It Modifies The Contract/Order No. As Described In Item 14.

☐	A. This Change Order is Issued Pursuant To: The Contract/Order No. In Item 10A.	The Changes Set Forth In Item 14 Are Made In
☐
B. The Above Numbered Contract/Order Is Modified To Reflect The Administrative Changes (such as changes in paying office, appropriation data, etc.) Set Forth In Item 14, Pursuant To The Authority of FAR 43.103(b).

☒	C. This Supplemental Agreement Is Entered Into Pursuant To Authority Of:	FAR 6.302-2
☐	D. Other (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return copies to the Issuing Office.
14.    Description Of Amendment/Modification (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

SEE SECOND PAGE FOR DESCRIPTION

Except as provided herein, all terms and conditions of the document referenced in item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. Name And Title Of Signer (Type or print) Robert Landry EVP-Finance and CFO		16A. Name And Title Of Contracting Officer (Type or print)

15B. Contractor/Offeror	15C. Date Signed 14-Sept-2021	16B. United States Of America		16C. Date Signed
/s/ Robert Landry		By	/s/	2021SEPT14
(Signature of person authorized to sign)		(Signature of Contracting Officer)
NSN 7540-01-152-8070    30-105-02    STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITIONS UNUSABLE    Prescribed by GSA FAR (48 CFR) 53.243

	Reference No. of Document Being Continued			Page 2 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.
SECTION A - SUPPLEMENTAL INFORMATION

Buyer Name:
Buyer Office Symbol/Telephone Number: CCAP/
Type of Contract 1: Firm Fixed Price
Kind of Contract: Other Kind of Modification: G
Type of Business: Large Business Performing in U.S. Surveillance Criticality Designator: A
Weapon System: No Identified Army Weapons Systems Contract Expiration Date: 2022JUL31

Paying Office: HQ0490
DFAS-INDY VP GFEBS 8899 E. 56TH STREET
INDIANAPOLIS IN 46249-3800

*** End of Narrative A0000 ***

The purpose of this modification is to:

1)    Procure an additional 1,400,000 doses of antibody therapeutic (REGEN-COV) to treat COVID-19 in the general population.

2)    Vendor Managed Inventory (VMI) and distribution activities shall continue for [* * *], with a completion date of [* * *]. See Section B.

3)    Update the contract expiration date from 11 January 2022 to 31 July 2022.

4)    Update the Statement of Work to reflect new total contract deliverable quantities, delivery requirements, period of performance, and administrative language.

5)    Add Attachment 0003, Contingencies and Operational Requirements.

6)    See Section B and Section C for quantities and delivery schedule.

7) Increases obligation by $2,940,000,000 from $2,625,000,000 to $5,565,000,000.00.

*** END OF NARRATIVE A0006 ***

	Reference No. of Document Being Continued			Page 3 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.

ITEM NO	SUPPLIES/SERVICES						QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003 0003AA	SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS subCLIN 00003AA NSN: 9999-99-999-99999 REGEN-COV DOSES COMMODITY NAME: subCLIN 0003AA CLIN CONTRACT TYPE: Firm Fixed Price PRON: X21ZS484W1 PRON AMD: 01 ACRN: AD PSC: 6505 Modification P00005 establishes CLIN 0003AA for a quantity of 476,190 doses for $999,999,000. Binding Delivery Schedule is located below. The Goal Delivery Schedule can be found in Section C.2. (End of narrative B00l) Packaging and Marking Inspection and Acceptance INSPECTION: Destination ACCEPTANCE: Destination Deliveries or Performance						476190	EA	$2,100.00000	$999,999,000.00
	DOC REL CD	MILSTRIP	SUPPL ADDR	SIG CD	MARK FOR	TP CD
	001	W15BW91256ZD21	W90ZQ2	J		3
	DEL REL CD		QUANTITY			DEL DATE
	001		100,000			30-SEP-2021
	002		100,000			31-OCT-2021
	003		100,000			30-NOV-2021
	004		100,000			31-DEC-2021
	005		76,190			31-JAN-2022
FOB POINT: Destination

SHIP TO:
(W90ZQ2) XR JOINT PROGRAM EX OFC FOR CHEM, B HQ JPEO
5101 HOADLEY ROAD
ABERDEEN PROVING GROUND, MD, 21010-54

The parties will coordinate ordering through centralized distribution via the established

	Reference No. of Document Being Continued			Page 4 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.

ITEM NO	SUPPLIES/SERVICES						QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003AB
Memorandum of Understanding between Regeneron, ASPR, and AmerisourceBergen. Exact ship-to locations for product will be identified through this coordinated process.

(End of narrative F00l)

REGEN-COV DOSES

COMMODITY NAME: subCLIN 0003AB CLIN CONTRACT TYPE:
Firm Fixed Price
PRON: X21ZS484W1 PRON AMD: 01 ACRN: AE PSC: 6505

Modification P00005 establishes CLIN 0003AB for a quantity of 476,190 doses for $999,999,000. Binding Delivery Schedule is located below.
The Goal Delivery Schedule can be found in Section C.2.

(End of narrative B00l)
Packaging and Marking

Inspection and Acceptance
INSPECTION: Destination    ACCEPTANCE: Destination

Deliveries or Performance
							476190	EA	$2,100.00000	$999,999,000.00
	DOC REL CD	MILSTRIP	SUPPL ADDR	SIG CD	MARK FOR	TP CD
	001	W15BW91256ZD22	W90ZQ2	J		3
	DEL REL CD		QUANTITY		DEL DATE
	001		476,190		31-JAN-2022

FOB POINT: Destination

SHIP TO:
(W90ZQ2) XR JOINT PROGRAM EX OFC FOR CHEM, B HQ JPEO
5101 HOADLEY ROAD
ABERDEEN PROVING GROUND, MD, 21010-54

The parties will coordinate ordering through centralized distribution via the established Memorandum of Understanding between Regeneron, ASPR, and AmerisourceBergen. Exact ship-to locations for product will be identified through this coordinated process.

(End of narrative F00l)

	Reference No. of Document Being Continued			Page 5 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.

ITEM NO	SUPPLIES/SERVICES						QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003AC	REGEN-COV DOSES COMMODITY NAME: subCLIN 0003AC CLIN CONTRACT TYPE: Firm Fixed Price PRON: X21ZS486W1 PRON AMD: 01 ACRN: AF PSC: 6505 Modification P00005 establishes CLIN 0003AC for a quantity of 447,620 doses for $940,002,000. Binding Delivery Schedule is located below. The Goal Delivery Schedule can be found in Section C.2. (End of narrative B00l) Packaging and Marking Inspection and Acceptance INSPECTION: Destination ACCEPTANCE: Destination Deliveries or Performance						447620	EA	$2,100.00000	$940,002,000.00
	DOC REL CD	MILSTRIP	SUPPL ADDR	SIG CD	MARK FOR	TP CD
	001	W15BW91256ZD23	W90ZQ2	J		3
	DEL REL CD		QUANTITY		DEL DATE
	001		476,620		31-JAN-2022

FOB POINT: Destination

SHIP TO:
(W90ZQ2) XR JOINT PROGRAM EX OFC FOR CHEM, B HQ JPEO
5101 HOADLEY ROAD
ABERDEEN PROVING GROUND, MD, 21010-54

The parties will coordinate ordering through centralized distribution via the established Memorandum of Understanding between Regeneron, ASPR, and AmerisourceBergen. Exact ship-to locations for product will be identified through this coordinated process.

(End of narrative F00l)

0004	VENDOR MANAGED INVENTORY (VMI) COMMODITY NAME: VMI						1	EA	$ [* * *]	$ [* * *]

	Reference No. of Document Being Continued			Page 6 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.

ITEM NO	SUPPLIES/SERVICES						QUANTITY	UNIT	UNIT PRICE	AMOUNT

PSC: 6505
CLIN CONTRACT TYPE:
Firm Fixed Price

This CLIN applies to Vendor Managed Inventory (VMI) that shall continue for [* * *].

(End of narrative B00l)

Packaging and Marking

Inspection and Acceptance
INSPECTION: Destination    ACCEPTANCE: Destination

Deliveries or Performance

	DOC REL CD	MILSTRIP	SUPPL ADDR	SIG CD	MARK FOR	TP CD
	001					3
	DEL REL CD		QUANTITY		DEL DATE
	001		1		[* * *]
	FOB POINT: Destination SHIP TO: (W90ZQ2) XR JOINT PROGRAM EX OFC FOR CHEM, B HQ JPEO 5101 HOADLEY ROAD ABERDEEN PROVING GROUND, MD, 21010-54

	Reference No. of Document Being Continued			Page 7 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.
SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
STATEMENT OF WORK

Production of Regeneron Therapeutic in Support of National Emergency Response to Coronavirus 2019 (COVID-19)

C.l Scope: The Department of Defense (DoD) and Department of Health and Human Services (DHHS), in support of the national emergency response to the Coronavirus Disease 2019 (COVID-19), requires the production of Regeneron therapeutic cocktail REGN10987 and REGN10933 (casirivimab and imdevimab, REGEN-COV) on a commercial item basis, up to 2,650,000 doses, to prevent infection or treat members of the DoD and the general population against the SARS COV-2 Virus.

C.1.1 Background: The DHHS continuously monitors emerging infectious disease risk and prepares to respond to the threat of novel emerging infectious disease outbreaks in the United States. DHHS is responding to an outbreak of respiratory disease caused by a novel coronavirus that was first detected in China, and which has now spread worldwide, including in the United States. The virus has been named SARS-CoV-2 and the disease it causes has been named Coronavirus Disease 2019 (abbreviated COVID-19).

On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (WHO) declared the outbreak a Public Health Emergency of International Concern (PHEIC). On January 31, Health and Human Services Secretary Alex M. Azar II declared a Public Health Emergency (PHE) for the United States to aid the nations healthcare community in responding to COVID-19. On March 11, 2020, the WHO publicly characterized COVID-19 as a pandemic. On March 13, 2020, the President of the United States declared the COVID-19 outbreak a national emergency.

In July 2020, the DoD awarded an Other Transaction Agreement under the authority of 10 USC 2371b to Regeneron to manufacture and sell drug product to the Government, and to distribute such drug product for the Government in the U.S. These manufacturing production activities included manufacturing at-scale, filling and finishing, and storage and shipping of the REGEN-COV cocktail. On November 21, 2020, Regeneron announced that the antibody cocktail casirivimab and imdevimab administered together, had received Emergency Use Authorization (EUA) from the U.S. Food and Drug Administration (FDA). On July 30, 2021, the FDA revised the EUA for the Product, authorizing the Product for emergency use as post-exposure prophylaxis (prevention) for COVID-19 in adults and pediatric individuals (12 years of age and older weighing at least 40 kg) who are at high risk for progression to severe COVID-19, including hospitalization or death.

As part of DHHS preparedness and response activities, DHHS seeks to purchase 2,650,000 doses of the EUA authorized (or Biologics License Application (BLA) approved) casirivimab and imdevimab, administered together (REGEN-COV or the product), enough to prevent infection of or treat much of the targeted US population currently or projected to be infected over the coming months.

C.2 Objectives and Quantity: The contractor shall supply and the Government will purchase 2,650,000 doses of the product, as follows:

Prior Purchases: As of the date of modification P00005 to this contract, the contractor has supplied, and the Government has purchased, 1,250,000 doses of the product.

Purchase of Additional Quantities: Following the date of modification P00005 to this contract, the contractor shall supply and the Government will purchase, an additional 1,400,000 doses of the product. The Government will purchase all of such additional 1,400,000 doses that are delivered to Vendor-Managed Inventory (VMI) by January 31, 2022 (the period from the date of execution of modification P00005 to this contract through January 31, 2022, the Delivery Period).

Delivery of Additional Quantities: See Section B for binding delivery schedule. To meet the anticipated public health need, the contractor will work in good faith to accelerate deliveries to meet the Goal Delivery Schedule below. The contractor shall use commercially reasonable efforts to deliver doses early and shall keep the Government reasonably informed of its progress against such schedule in accordance with Section C.3.2. Excess deliveries in any month will count towards the minimum amount for the next months. Prior to any extension to the Delivery Period, the contractor shall coordinate with the Government to determine an appropriate path forward, aligning with Government needs. The parties shall comply with the procedures of FAR 52.212-4(f), Excusable Delays. For clarity, payments will be made for partial deliveries.

Goal Delivery Schedule*    [* * *]    [* * *]    [* * *]    [* * *]

* The Goal delivery schedule above is non-binding and for illustrative purposes only and is subject to the contingencies and operational requirements located in Attachment 0003.
Doses: For purposes of contractors obligation to supply, and the Governments obligation to purchase, the product, a dose of the product means, at the time of delivery of product, the lowest volume approved or authorized dose of REGEN-COV for adult therapeutic use, as identified in the Treatment section of the EUA or subsequent corresponding section in the BLA. Accordingly, at the date of modification P00005, the lowest volume approved or authorized dose of the product for therapeutic use is 1.2 grams of the Product (600 mg of casirivimab and 600 mg of imdevimab). If in the future a lower dose of REGEN-COV were to be approved or authorized for therapeutic use exclusive of a pediatric dose authorization, then for purposes of all deliveries and purchases of product under this contract following such approval or authorization, a dose would be such lower dose. The Product may be delivered in a co-formulated presentation or in a presentation consisting of each antibody in separate vials, provided the formulation is consistent with the FDA approval or authorization. For clarity, any product delivered in a presentation (including any dose pack) containing greater than the then-current dose of the product, shall be purchased based on the number of doses contained in such presentation, provided the FDA has authorized or approved multiple doses to be prepared from the presentation. For example, if, at the time of delivery of product, the lowest volume approved or authorized dose of the product for therapeutic use is 1.2 grams of the product (600 mg of casirivimab and 600 mg of imdevimab) and the product is delivered in a presentation consisting of 2.4 grams (1.2 grams of casirivimab and 1.2 grams of imdevimab) and the FDA has authorized or approved the preparation of multiple doses from such presentation, then such delivery shall be counted as 2 doses delivered for purposes of this contract.

EUA Wind-Down. If a BLA is issued during the term of this Contract for REGEN-COV, contractor shall ensure that any doses subsequently provided to the Government under this Contract are appropriately labeled under the terms of the EUA (before expiration)or the BLA and are otherwise suitable for use in the United States under the terms of the EUA (before expiration) or the BLA.
C.3    Requirements:

	Reference No. of Document Being Continued			Page 8 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.
C.3.1    Distribution: The contractor shall distribute the product to Government designated sites as directed by the Government, EUA authorized or BLA approved finished drug product in vials in accordance with the products storage and handling requirements in the EUA (and, if granted, the BLA as applicable), including temperature controls. This shall include storage and distribution activities. Regeneron will engage one or more third party service providers (each a Distributor) to perform storage and distribution activities for drug product at the direction and on behalf of the Government. The Government will be solely responsible for all allocation determinations related to drug product sold hereunder, including allocation to end users and communication of such allocation determinations to the Distributor. Unless otherwise mutually agreed upon by the parties, drug product shall be shipped to the Government or distributed, as applicable, solely within the United States (including its territories and possessions) .The contractor [* * *], until the product is distributed to the end user (e.g., the hospital, infusion center or other end-user). To the extent that Regeneron is responsible for the correction, repair or replacement of Government property held in vendor-managed inventory or in distribution and in the possession of the Distributor, [* * *], the Government [* * *] of such property. The parties will coordinate ordering through centralized distribution via the established Memorandum of Understanding between Regeneron, Assistant Secretary for Preparedness and Response (ASPR), and AmerisourceBergen (or any other ordering process mutually agreed by such entities). Storage and distribution activities shall be supported under this agreement through the end of the period of performance. The Government will make every effort to ensure appropriate delivery and utilization of Government purchased product based on clinical need. Prior to the anticipated time of FDA approval of a Biologics License Application (BLA) for REGEN-COV, the parties will plan and coordinate to ensure efficient and effective distribution of commercial and noncommercial product.
C.3.2 Product Development Manufacturing Reports and Projections: Regeneron will provide manufacturing reports and manufacturing dose tracking projections/actuals, in the format and having the content mutually agreed upon by the Government and Regeneron. Regeneron will update the reports [* * *] during manufacturing campaigns and upon manufacturing deliverable submission during COVID-19 response operations (where a Public Health Emergency has been declared), with the first deliverable submission within [* * *] of award. For clarity, the reports described in this section apply to Formulated Drug Substance and Drug Product prior to delivery and acceptance by the Government. Tracking reports for product following delivery and acceptance, shall be set forth in the Memorandum of Understanding between Regeneron, ASPR, and AmerisourceBergen.
C.4    Reporting: The contractor shall provide the following reports/deliverables in accordance with Exhibit A:

CDRL #	Title
A001	Post Award Teleconference Minutes
A002	Kickoff Meeting Agenda and Minutes
A003	Teleconference Minutes
A004	Quarterly Meetings
A005	FDA Meeting Minutes
A006	Daily Check-in with Project Staff for COVID-19 Agreement
A007	Monthly Progress Reports
A008	Milestone Reports
A009	Draft Technical Progress Report
A010	Final Technical Progress Report
A011	Product Development Source Material and Manufacturing Report
A012	Contractor Locations
A013	Pandemic Management Plan
A014	Supply Chain and Distribution Tracking
A015	Distribution Plan
A016	Manufacturing Development Plan
A017	Quality Management Plan
A018	Quality Agreement
A019	Release Documentation for Doses to be Delivered
A020	Manufacturing and Distribution Records
A021	Security Plan
A022	Supply Chain Resiliency Plan
A023	Manufacturing Data Requirements
A024	BARDA Audit
A025	FDA Inspections
A026	QA Audits
A027	FDA Submissions
A028	EUA Filing
A029	Provision of Public Law 115-92 SPONSOR Authorization Letter
A030	Press Releases

C.5    Period of Performance: The period of performance for this contract is from date of award through [* * *].
C.6    Inspection/Acceptance:
C.6.1    Inspection: The Technical Point of Contact (TPOC) is a duly authorized representative of the Government, and is responsible for the inspection and/or acceptance of all items/activities to be delivered and/or completed under this contract. The parties acknowledge that acceptance may depend on the compliance with FDA regulations at 21 CFR 600-680 regarding the BLA, current Good Manufacturing Practice (cGMP) regulations at 21 CFR 210, 211, and other FDA regulations.

	Reference No. of Document Being Continued			Page 9 of 12
CONTINUATION SHEET		W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.
C.6.2    Acceptance: Title to drug product will pass to the Government upon delivery of such drug product to Vendor-Managed Inventory
(VMI), and the Governments corresponding acceptance of such drug product, as described in this paragraph. The Government shall accept product that conforms to contract requirements based on a Certificate of Analysis (COA) and any other quality documentation required to be provided by Regeneron as set forth in the Quality Agreement (Required Documents), and the parties shall perform their obligations relating to product delivery set forth in the applicable Quality Agreement for the product. The Governments acceptance of drug product [* * *] the Governments written acceptance of such drug product or, [* * *] provide written notice of acceptance or rejection of such drug product, within [* * *]. Any visibly damaged product will be rejected immediately. The contractor will transfer product from VMI to the Distributor for distribution directed by the Government; provided that, product shall not be provided to the Distributor until it is accepted by the Government. The contractor shall provide a shipment temperature tracking report within [* * *] of contractors receipt of such report from its storage vendor, or otherwise in accordance with the applicable Quality Agreement. Any product subject to a temperature excursion outside of acceptable tolerances, shall be rejected. Any rejected product shall be returned to the contractor or otherwise disposed of according to contractor instructions. The Government will not be obligated to pay for rejected vials, nor will rejected vials count toward the delivery requirement. The contractor shall establish a notification mechanism for delivery sites to contact the Government regarding rejected vials.
C.7    Packaging and Marking: The contractor shall label product according to FDA guidance/instructions. Packaging shall be in shipping containers according to the contractors standard commercial practice.
C.8    Authorized and Approved Uses: Product sold to the Government may be distributed for use in any indication approved or authorized by the FDA.
Public Disclosures: Notwithstanding any other provision in this contract, the contractor may publicly release any information related to this contract without prior approval to the extent necessary to satisfy or address regulatory requirements, contractual obligations to third parties, and the public interest in data about the safety or efficacy of the product.
Public Readiness and Emergency Preparedness (PREP) Act: The Government will ensure that no product purchased under this contract is used outside the United States (including its territories or possessions) or in a way that is not protected from liability by a declaration issued under the PREP Act that is active at the time of use, except as provided in Special Contract Requirements Paragraph 4., Donation of Excess Product, which remains in effect.
C.9    Government Technical Point of Contact:

HHS BARDA

*** END OF NARRATIVE C000l ***

CONTINUATION SHEET	Reference No. of Document Being Continued			Page 10 of 12
W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.

SECTION G - CONTRACT ADMINISTRATION DATA
LINE ITEM	PRON/ AMS CD/ MIPR/ GFEBS ATA	OBLG STAT	JO NO/ ACCT ASSIGN	ACNR	PRIOR AMOUNT	INCREASE/ DECREASE	CUMULATIVE AMOUNT
0003AA	X21ZD484W1	1	S. 0074658.7.4.1.1	AD	$ 0.00	$ 999,999,000.00	$ 999,999,000.00
0003AB	X21ZD485W1	1	S. 0074658.7.4.1.2	AE	$ 0.00	$ 999,999,000.00	$ 999,999,000.00
0003AC	X21ZD486W1	1	S. 0074658.7.4.1.3	AF	$ 0.00	$ 940,002,000.00	$ 940,002,000.00
					NET CHANGE	$2,940,000,000.00

ACRN	ACCOUNTING CLASSIFICATION						INCREASE/DECREASE
AD	021 202120222040	A5XAH 643627E79RG04	2550	L074890014	S.0074658.7.4.1.1	021001	999,999,000.00
AE	021 202120222040	A5XAH 643627E79RG04	2550	L074890022	S.0074658.7.4.1.2	021001	999,999,000.00
AF	021 202120222040	A5XAH 643627E79RG04	2550	L074890199	S.0074658.7.4.1.3	021001	940,002,000.00
						NET CHANGE	2,940,000,000.00

	PRIOR AMOUNT OF WARD	INCREASE/DECREASE AMOUNT	CUMULATIVE OBLIG AMT
NET CHANGE FOR AWARD:	$ 2,625,000,000.00	$ 2,940,000,000.00	$ 5,565,000,000.00

LINE ITEM	ACRN	EDI/SFIS ACCOUNTING CLASSIFICATION
0003AA	AD	021 202120222040	A5XAH 643627E79RG04	2550	L074890014	S.0074658.7.4.1.1	021001
0003AB	AE	021 202120222040	A5XAH 643627E79RG04	2550	L074890022	S.0074658.7.4.1.2	021001
0003AC	AF	021 202120222040	A5XAH 643627E79RG04	2550	L074890199	S.0074658.7.4.1.3	021001

CONTINUATION SHEET	Reference No. of Document Being Continued			Page 11 of 12
W15QKN-21-C-0014
	PIIN/SIIN	MOD/AMD	P00005
Name of Offeror or Contractor:	REGENERON PHARMACEUTICALS, INC.
SECTION J - LIST OF ATTACHMENTS
List of Addenda	Title	Date	Number of Pages	Transmitted By
Attachment 003	CONTINGENCIES AND OPERATIONAL REQUIREMENTS	13-SEP-2021	002	EMAIL

W15QKN-21-C-0014 Attachment 0003 Dated 13 September 2021

PIIN/SIIN	W15QKN-21-C-0014
MOD/AMD	P00005
ATT/EXH ID	Attachment 0003
PAGE	1

Contingencies and Operational Requirements Goal Delivery Schedule*
    Approximately [* * *] doses delivered in [* * *]
    Approximately [* * *] doses delivered in [* * *]
    Approximately [* * *] doses delivered in [* * *]
    Approximately [* * *] doses delivered in [* * *]
* The delivery schedule is non-binding and for illustrative purposes only and it is subject to the following contingencies and operational requirements:

A.    FDA action on submissions currently under review:
[* * *]

B.    Additional Regulatory Actions[* * *]:
[* * *]

C.    Operational Requirements:
[* * *]